UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2022

BankGuam Holding Company

(Exact name of registrant as specified in its charter)

Guam	000-54483	66-0770448
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Chalan Santo Papa Hagatna, Guam	96910
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (671) 472-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2022, the Bank of Guam (the “Bank”) entered into a contract extension with the President and Chief Executive Officer of the Bank, Joaquin P.L.G. Cook, and the Executive Vice President and Chief Operating Officer of the Bank, Maria Eugenia H. Leon Guerrero, (the “Contract Extensions”). They both hold the same positions with BankGuam Holding Company (the “Company”). The Contract Extensions extend their Employment Agreements both dated April 1, 2019 with the Bank (the “Employment Agreements”) to April 30, 2022. The original termination date of the Employment Agreements is March 31, 2022.

Retirement of Bank Executive Chairman, William D. Leon Guerrero

On March 31, 2022, the Employment Agreement of William D. Leon Guerrero dated April 1, 2019 with the Bank as the Executive Chairman will terminate. Mr. Leon Guerrero will retire from the Bank but will retain his seat as the Chairman of the Board of Directors of both the Bank and Company. He will receive as compensation all Board and Committee fees that are normally afforded nonemployee Directors of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

Date: April 1, 2022	BankGuam Holding Company

	By:	/s/ Maria Eugenia H. Leon Guerrero
Maria Eugenia H. Leon Guerrero
Executive Vice President and Chief Operating Officer